UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas		72202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01 Entry Into a Material Definitive Agreement

On December 12, 2022, Uniti Group Inc. (the “Company” or “Uniti”), issued $300 million aggregate principal amount of 7.50% Convertible Senior Notes due 2027 (the “Notes”). The Notes are guaranteed by each of the Company’s subsidiaries that is an issuer, obligor or guarantor under the Company’s existing senior notes (except initially those subsidiaries that require regulatory approval prior to guaranteeing the Notes). The Notes bear interest at a fixed rate of 7.50% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2023. The Notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election. The Notes will mature on December 1, 2027, unless earlier converted, redeemed or repurchased. In connection with the offering, the Company and the guarantors entered into a purchase agreement dated December 7, 2022 with Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers named therein (the “Initial Purchasers”). The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the sale of the Notes were approximately $290.3 million, after deducting discounts and commissions to the Initial Purchasers and other estimated fees and expenses. The Company contributed approximately $198.1 million of the net proceeds of the offering to Uniti Fiber Holdings Inc., a subsidiary of the Company (“Uniti Fiber Holdings”), to fund the repurchase of, and to pay accrued and unpaid interest with respect to, approximately $207.1 million aggregate principal amount of 4.00% exchangeable senior notes due 2024 (the “Existing Notes”) issued by Uniti Fiber Holdings. The Company used $20.7 million of the net proceeds of the offering to pay the cost of certain capped call transactions in connection with the offering (as described below). The Company intends to use the remaining net proceeds from the offering for general corporate purposes, which may include the repurchase or repayment of other outstanding debt, including, but not limited to, additional open market repurchases, redemptions or tender offers of the Existing Notes.

Indenture

The Company issued the Notes pursuant to an indenture, dated as of December 12, 2022 (the “Indenture”), among the Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

Prior to the close of business on the business day immediately preceding September 1, 2027, the Notes are convertible only upon satisfaction of one or more of the conditions and during certain periods described in the Indenture, and thereafter, the Notes are convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Notes are convertible on the terms set forth in the Indenture into cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election. The conversion rate is initially 137.1742 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $7.29 per share of the Company’s common stock). The conversion rate is subject to adjustment in some circumstances described in the Indenture. In addition, following certain corporate events that occur prior to the maturity date or the Company’s delivery of a notice of redemption, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or elects to convert its Notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.

The Company may redeem all or a portion of the Notes, at any time, at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, if the Company’s board of directors determines such redemption is necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes. The Company may not otherwise redeem the Notes prior to December 8, 2025. On or after December 8, 2025 and prior to the 42nd scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of the Company’s common stock has been at least 130% of the conversion price for the Notes for certain specified periods, the Company may, subject to a certain partial redemption limitation, redeem all or a portion of the Notes at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date.

The Notes are senior unsecured obligations of the Company and the guarantees are the guarantors’ senior unsecured obligations and rank senior in right of payment to all of the Company’s and the guarantors’ future indebtedness that is expressly subordinated in right of payment to the Notes or the guarantees, as applicable, and rank equally in right of payment with all of the Company’s and the guarantors’ existing and future unsecured indebtedness that is not so expressly subordinated. The Notes and the guarantees are effectively subordinated to any of the Company’s and the guarantors’ existing and future secured indebtedness and are structurally subordinated to all indebtedness and other liabilities and obligations (including the debt and trade payables) of the Company’s subsidiaries that are not guarantors of the Notes.

The Indenture provides for customary events of default, all as described in the Indenture.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and form of the Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

On December 12, 2022, the Company and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., on behalf of the Initial Purchasers, entered into a registration rights agreement with respect to the Company’s common stock deliverable upon conversion of the Notes (“the Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed that, subject to a certain exception, it will file a shelf registration statement to register the resale of the Company’s common stock deliverable upon conversion of the Notes. Subject to a certain exception, the Company has agreed to use its commercially reasonable efforts to cause such shelf registration statement to become effective on or prior to the 380th day after the issue date of the Notes. During the continuance of certain registration defaults, additional interest will accrue on the Notes at a rate per annum equal to 0.25% of the principal amount of the Notes to, and including, the 90th day following such registration default, and 0.50% of the principal amount of the Notes from, and after, the 91st day following such registration default.

Capped Call Transactions

On December 7, 2022, concurrently with the pricing of the Notes, the Company entered into capped call transactions with respect to the Company’s common stock (the “Capped Call Transactions”) with certain financial institutions, including one or more of the Initial Purchasers and/or their respective affiliates (collectively, the “Counterparties”). The Capped Call Transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the same number of shares of the Company’s common stock that initially underlie the Notes in the aggregate. The Capped Call Transactions will expire upon the maturity of the Notes, if not earlier terminated or exercised. The Capped Call Transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the conversion price of the Notes and is subject to customary adjustments. If, however, the market price per share of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions will initially be approximately $10.63 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock of $6.075 per share on December 7, 2022, and will be subject to customary adjustments.

The Capped Call Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

A copy of the form of the confirmation for the Capped Call Transactions is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Unwind Transactions

In connection with the issuance of the Existing Notes, Uniti Fiber Holdings entered into exchangeable note hedge transactions (the “Existing Exchangeable Note Hedge Transactions”) with certain financial institutions (the “Existing Counterparties”), and the Company entered into warrant transactions (the “Existing Warrant Transactions”) with the Existing Counterparties. On December 7, 2022, in connection with Uniti Fiber Holding’s repurchase of the Existing Notes, Uniti Fiber Holdings and the Company entered into partial unwind agreements (the “Unwind Agreements”) with the Existing Counterparties to, concurrently with the pricing of the Notes, unwind a corresponding portion of the Existing Exchangeable Note Hedge Transactions and the Existing Warrant Transactions (collectively, the “Unwind Transactions”). In connection with the Unwind Transactions and pursuant to the Unwind Agreements, Uniti Fiber Holdings received cash as a termination payment in respect of the portion of the Existing Exchangeable Note Hedge Transactions that were unwound and the Company delivered cash as a termination payment in respect of the portion of the Existing Warrant Transactions that were unwound. The amount of cash that Uniti Fiber Holdings received, which was approximately $1.2 million, and the amount of cash that the Company delivered to the Existing Counterparties, which was approximately $0.5 million, were based generally on the termination values of the unwound portions of such transactions.

Uniti Fiber Holdings and the Company may also unwind the remaining Existing Exchangeable Note Hedge Transactions and Existing Warrant Transactions with respect to the Existing Notes at any time following the completion of the offering in connection with any additional repurchases of the Existing Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement dated December 7, 2022 by and among the Company and the Initial Purchasers.

The Notes and the underlying common stock of the Company deliverable upon conversion of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of either Section 4(a)(2) or Section 3(a)(9) thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated December 12, 2022, among the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas
4.2	Form of 7.50% Convertible Senior Notes due 2027 (included in Exhibit 4.1)
10.1	Form of Capped Call Transaction Confirmation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2022	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary